UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 22, 2006

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

1201 S. Beckham, Tyler, Texas		75701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective June 22, 2006, the Board of Directors of Southside Bancshares, Inc. (the “Company”) voted to amend Section 3.04 and Section 3.09 of the Company’s Amended and Restated Bylaws (the “Bylaws”) as follows:

(1)  Amendment of Section 3.04 – Removal of Directors. Section 3.04 was amended to provide that the shareholders of the Company may only remove directors for cause, thereby conforming the Bylaws to the Texas Business Corporation Act.  The Bylaws previously indicated that “any director or the entire Board of Directors may be removed, with or without cause.”

(2)  Amendment of Section 3.09 – Special Meeting. Section 3.09 was amended to permit special meetings of the Board of Directors to be held on 24 hours notice, if directors are contacted by email or other electronic device, or on 12 hours notice, if directors are contacted by telephone or in person.  Previously the Bylaws stated that at least three days written notice was required to hold a special Board of Directors meeting.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following exhibits are filed in accordance with Item 601(b) of Regulation S-K:

Exhibit Number	Description of Exhibit
Exhibit 3(b)	Bylaws, as amended and restated and in effect on December 16, 2004, of Southside Bancshares, Inc., as amended by Amendment No. 1 and Amendment No. 2, effective on June 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: June 28, 2006	By:	/s/ Sam Dawson
Sam Dawson
President and Chief Operating Officer